Exhibit 4.37

SIDE LETTER

To:	FELLOW SHIPPING CO.
Trust Company Complex
Ajeltake Road
Ajeltake Island
Majuro MH96960
Marshall Islands

and

PREMIER MARINE CO.
Trust Company Complex
Ajeltake Road
Ajeltake Island
Majuro MH96960
Marshall Islands

and

SEANERGY SHIPMANAGEMENT CORP.
Trust Company Complex
Ajeltake Road
Ajeltake Island
Majuro MH96960
Marshall Islands

11 January 2022

Dear Sirs

Facility agreement dated 11 September 2015 (as amended and/or supplemented by a supplemental agreement dated 3 June 2016, a supplemental letter agreement dated 29 July 2016, a supplemental letter agreement dated 7 March 2017, a supplemental letter agreement dated 25 September 2017, a supplemental letter agreement dated 30 April 2018 and a supplemental letter agreement dated 10 October 2018, as amended and/or restated by a deed of accession, amendment and restatement dated 22 November 2018 and as further amended and/or supplemented by a supplemental agreement dated 3 July 2019, a supplemental agreement dated 8 February 2021, the “Facility Agreement”) made between, amongst others, (i) Premier Marine Co. and Fellow Shipping Co. (the “Owner”) as joint and several borrowers (together, the “Borrowers”), (ii) Seanergy Maritime Holdings Corp. as guarantor and (iii) UniCredit Bank AG as original lender (the “Lender”) pursuant to which the Lender has made available to the Borrowers a facility of up to $52,704,790

We refer to the Facility Agreement.  Words and expressions defined in the Facility Agreement shall have the same meaning when used in this letter unless the context otherwise requires.

Following a request by the Borrowers, we have agreed to the appointment Seanergy Shipmanagement Corp., a company incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands (the “Technical Manager”) as technical manager of m.v. “FELLOWSHIP” with IMO number 9522099 (the “Ship”) in place of V.Ships Limited with effect from 17 June 2021 (the “Effective Date”).  From the Effective Date, all references to the “Approved Manager” in the Facility Agreement and the other Finance Documents shall be construed as references to include the Technical Manager.

We hereby confirm our approval to these arrangements, subject to receipt of the following documents in form and substance as may be approved or required by us on or before the signature hereof:

(a)	a Manager’s Undertaking executed by the Technical Manager in respect of the Ship;

(b)	a copy of the management agreement executed by the Technical Manager in respect of the Ship certified as true and in effect by a director of the Owner;

(c)	a copy of the Technical Manager’s Document of Compliance issued by the authorities of the Republic of the Marshall Islands certified as true and in effect by a director of the Owner;

(d)	a copy of the Safety Management Certificate issued pursuant to the ISM Code in respect of the Ship certified as true and in effect by a director of the Owner;

(e)	a copy of the ISSC issued pursuant to the ISPS Code in respect of the Ship certified as true and in effect by a director of the Owner;

(f)	a certificate of incumbency issued by a director or officer of the Technical Manager confirming the names of the directors and/or officers of the Technical Manager;

(g)	a Manager’s Undertaking executed by V.Ships Limited in respect of the Ship; and

(h)	a copy of the management agreement executed by V.Ships Limited in respect of the Ship certified as true and in effect by a director of the Owner.

This letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this letter.

This letter and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law and the courts of England shall have exclusive jurisdiction in relation to all matters which may arise out of or in connection with this letter and any non-contractual obligations arising out of or in connection with it.

Please confirm your agreement by signing the acknowledgement below.

Yours faithfully

/s/ Ute Haverkamp	/s/ Gotthardt-Senk

Ute Haverkamp	Gotthardt-Senk
for and on behalf of
UNICREDIT BANK AG

We hereby acknowledge receipt of the above letter and confirm our agreement to the terms hereof.

/s/ Stavros Gyftakis	/s/ Stavros Gyftakis

Stavros Gyftakis	Stavros Gyftakis

for and on behalf of	for and on behalf of
FELLOW SHIPPING CO.	PREMIER MARINE CO.

/s/ Stavros Gyftakis

Stavros Gyftakis

for and on behalf of
SEANERGY MARITIME HOLDINGS CORP.

Date: 11 Janaury 2022